NextGen Healthcare Announces Appointment of New COO
IRVINE, Calif.--(BUSINESS WIRE)-- NextGen Healthcare Information Systems, LLC, a wholly owned subsidiary of Quality Systems, Inc. (NASDAQ: QSII), announced today that on March 31, 2017, Mr. Dan Morefield tendered his resignation as the Company’s Executive Vice President and Chief Operating Officer, effective April 15, 2017. Mr. Morefield has served as a member of the Company’s executive team since 2012. Most notably he led the evolution of our Revenue Cycle Management business while we searched for a RCM domain expert capable of evolving our offering to the next level. Allen Plunk recently joined NextGen as SVP, RCM Operations. With this addition, Dan will now exit the organization and move on to his next challenge.
Scott Bostick will assume the role of Chief Operating Officer adding Revenue Cycle Operations to his current responsibilities, leading our Client Success organization - comprised of Sales, Marketing, Service, and Implementation. In this expanded role, Scott will focus on ensuring tight coordination between our RCM operations and our Client Success team, to provide an even more seamless and simplified experience for our clients.
Mr. Bostick joined NextGen as EVP, Chief Client Officer early in CY2016. Before joining NextGen, he served as the Senior Vice President leading the America's Commercial Organization for CareFusion, 2009-2015. Prior to that Bostick served in a number of VP and General Manager roles leading business units for Cardinal Health, 1998-2009.
“These organizational changes are the next step in the evolution of our company, as we position NextGen for success in the new world of value-based healthcare,” said Rusty Frantz, President and CEO. “They will enable us to more effectively deliver the entire NextGen portfolio of software and services across our significant client base. I am excited for the future.”
About Quality Systems, Inc.
Quality Systems, Inc. and it’s wholly owned subsidiary, NextGen Healthcare, develop and provide a range of software and services for medical and dental group practices. The Company's solution portfolio is readily integrated and collectively positioned to reduce total cost of ownership for its client partners, as well as enable the transition to value-based healthcare. Visit www.qsii.com and www.nextgen.com for additional information.
SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS
This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements made by Rusty Frantz, President and CEO and statements regarding future events, developments in the healthcare sector, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2016 and subsequently filed Quarterly Reports on Form 10-Q, including but not limited to: the possibility that products will not achieve or sustain market acceptance; the impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; the development by service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; and the Company's ability or inability to attract and retain qualified personnel. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
Contacts
For Investor Relations Inquiries:
Quality Systems, Inc.

Jamie Arnold, 949-255-2600
Chief Financial Officer
JArnold@nextgen.com
or
For Media and Public Relations Inquiries:
NextGen Healthcare
Mamie Barker, 215-657-7010
mmbarker@nextgen.com

Source: NextGen Healthcare Information Systems, LLC